UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

DATE OF REPORT (Date of earliest event reported)    January 25, 2006

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.02               Results of Operations and Financial Condition.

On January 26, 2006, Tellabs, Inc. reported its results of operations for its fiscal fourth quarter ended December 30, 2005.  A copy of the press release issued by Tellabs, Inc. concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and related information in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of Tellabs, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Item 2.02, including related information in Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), Tellabs, Inc. provides non-GAAP results of operations in the press release as additional information for its operating results.  These measures are not in accordance with or an alternative for, GAAP and may be different from measures used by other companies.  The non-GAAP results of operations eliminate certain items of expenses and losses from cost of goods sold, operating expenses, other income and expenses and income taxes.  The Company’s management believes that this presentation allows investors to evaluate the current operational and financial performance of the Company’s business as an indicator of future operational and financial performance.  The Company’s management uses these measures for reviewing its financial results and for business planning and performance.  The Company’s management discloses this information externally along with a complete reconciliation of their comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.  Furthermore, while some of these items have been periodically reported in Tellabs, Inc.’s results of operations, including significant restructuring and other charges, their occurrence in future periods is dependent upon future business and economic factors, among other evaluation criteria, and may frequently be beyond the control of management.

Item 5.02 (d)         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2006, the Company’s Board of Directors elected Linda Beck as a member of the Board of Directors.  Ms. Beck was appointed as a member of the Nominating and Governance Committee of the Board of Directors and will stand for stockholder election at the 2007 Annual Meeting of Stockholders.  A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.2.

Item 8.01               Other Events

In addition to the previously announced $300 million stock repurchase program, the Company’s Board of Directors authorized a new repurchase program totaling up to an additional $100 million pursuant to a written plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.  Once implemented, the program will use the proceeds from employee stock option exercises to repurchase company shares on the open market.  The Company anticipates implementing the Rule 10b5-1 repurchase program during the first quarter of 2006 during an open trading window and when the Company does not possess material non-public information.  For more details, see the press release furnished herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ James A. Dite

James A. Dite Vice President and Controller
(Principal Accounting Officer and duly authorized officer)
January 27, 2006
(Date)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Tellabs, Inc., dated January 26, 2006.
99.2	Press Release of Tellabs, Inc., dated January 25, 2006.